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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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                                                                    Exhibit 23.1
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We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 (No. 2-85501) of Irvine Sensors Corporation of our report dated December 21, 1999 which appears on page 22 of the Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 22 of this Form 10-K.




/s/ GRANT THORNTON LLP


Irvine, California
December 21, 1999